UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2026

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Transaction

On May 5, 2026, Citius Oncology, Inc. (the “Company”), entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holder of certain existing warrants to purchase up to an aggregate of 12,777,778 shares of the Company’s common stock, which consists of all of the 6,818,182 shares underlying warrants originally issued on July 16, 2025, all of the 5,142,858 shares underlying warrants originally issued on September 10, 2025, and 816,738 shares underlying warrants originally issued December 10, 2025, each with an exercise price of $1.09 per share (together, the “Induced Warrants”). As an inducement to the holder for exercising the Induced Warrants in cash at a reduced exercise price of $0.90 per share, the Company’s issued to the holder new warrants to purchase up to an aggregate of 25,555,556 shares of the Company’s common stock, which have similar terms to the Induced Warrants, other than an exercise price of $0.90 and the terms discussed below (the “New Warrants”).

The shares of common stock underlying the Induced Warrants originally issued on July 16, 2025 are registered on the Registration Statement on Form S-1 (Registration Statement No. 333-282792) for which Post-Effective Amendment No. 1 was filed with the SEC on February 20, 2026 and declared effective by the Securities Exchange Commission (the “SEC”) on March 2, 2026. The shares of common stock underlying Induced Warrants originally issued on September 10, 2025 and December 10, 2025 are registered on the Registration Statement on Form S-3 (Registration No. 333-292577) declared effective by the SEC on January 12, 2026

Exercise of the Induced Warrants for cash is subject to a beneficial ownership limitation of 9.99% (the “Beneficial Ownership Limitation”). To the extent that the Beneficial Ownership Limitation applies, the balance of any issuance of free trading shares of the Company’s common stock will be held in abeyance until notice from the warrant holder that the balance (or portion thereof) may be issued in compliance with such Beneficial Ownership Limitation, and those underlying shares of the Company’s common stock will be treated as having been prepaid, including the cash payment in full of the exercise price.

The New Warrants are exercisable upon the approval date by the Company’s stockholders for the issuance of the shares underlying the warrants (the “Stockholder Approval”). The New Warrants will expire five years after the later of (i) the effective date of the Stockholder Approval and (ii) the effective date the Resale Registration Statement (as defined below). The holder of the New Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of common stock issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

H.C. Wainwright and Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the warrant inducement transaction. In connection with the transaction, the Company agreed to pay Wainwright a cash fee of 7.0% of the aggregate gross proceeds the Company received in the warrant inducement transaction. The Company also agreed to reimburse Wainwright up to $50,000 for fees and expenses of legal counsel and $35,000 for non-accountable expenses. In addition, the Company granted placement agent warrants to Wainwright, or its designees, to purchase up to 894,444 shares of common stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the New Warrants, except that the exercise price is $1.125 per share.

The aggregate gross proceeds to the Company from the warrant inducement transaction were approximately $11.5 million. The Company intends to use the net proceeds from the financings primarily to fund ongoing LYMPHIR commercialization efforts such as sales force expansion, market access initiatives, medical affairs activities, and manufacturing supply chain support, with the remainder to be used for working capital and general corporate purposes. The offering is expected to close on May 6, 2026.

Pursuant to the Warrant Inducement Agreement, the Company agreed for a period of 90 days after the closing date not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to certain exceptions. We have also agreed for a one-year period not to issue any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Warrant Inducement Agreement), subject to certain exceptions. In addition, the Company shall seek stockholder approval by written consent or hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the closing date for the purpose of obtaining Stockholder Approval, and shall seek stockholder approval by written consent or call a meeting every 90 days thereafter to seek the requisite Stockholder Approval until the earlier of the date on which the Stockholder Approval is obtained or the New Warrants are no longer outstanding.

Additionally, pursuant to the Warrant Inducement Agreement, the Company has agreed to file a registration statement registering for resale the shares of common stock issuable upon exercise of the New Warrants within 30 days of the date of the Warrant Inducement Agreement, and have such registration statement declared effective no later than the earlier of (i) 60 days following such date (or 90 days following such date, if the SEC notifies the Company that it will “review” the registration statement) and (ii) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed (the “Resale Registration Statement”).

The Warrant Inducement Agreement contains customary representations, warranties and covenants of the Company and the holder. The representations, warranties and covenants contained in the Warrant Inducement Agreement were made solely for the benefit of the parties to the Warrant Inducement Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Warrant Inducement Agreement is incorporated herein by reference only to provide the holder with information regarding the terms of the Warrant Inducement Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

In connection with the transaction, the Company and the holder entered into a letter agreement for the purpose of amending the remaining outstanding warrants to purchase up to an aggregate of 15,697,024 shares of our common stock issued by the Company on December 10, 2025 (the “December Warrants”), to reduce the exercise price of the December Warrants to $0.90 per share, and to amend the exercise date to instead be exercisable commencing on the date of Stockholder Approval and amend the expiration date to instead be five years after the date of Stockholder Approval. All other terms of the December Warrants remain the same.

The foregoing descriptions of the New Warrants, the Placement Agent Warrants, the Warrant Inducement Agreement and Warrant Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each, forms of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, and incorporated herein by reference.

Third Amendment to Promissory Note

Prior to the warrant inducement transaction, on May 4, 2026, the Company and Citius Pharmaceuticals, Inc., a Nevada corporation (the “Parent”), entered into a Third Amendment to Promissory Note (the “Third Amendment”), which amends the promissory note, dated August 16, 2024, as previously amended on September 10, 2025 and December 10, 2025, issued by the Company to the Parent in the original principal amount of $3,800,111 (the “Promissory Note”), to, among other things, (i) conform the payment and maturity provisions of the Promissory Note to the Subordination Agreement (as defined below), such that the entire unpaid principal balance of the Promissory Note shall be payable on a date that is 91 days after the Senior Debt (as defined below) has been fully paid and the Loan Agreement (as defined below) has been terminated, (ii) eliminate all prior maturity triggers related to capital raises, issuances of debt or equity securities, or royalty-backed monetizations, (iii) prohibit prepayment of the Promissory Note in cash prior to the new maturity date, and (iv) add a voluntary conversion feature allowing the Parent, subject to the Company’s approval, to convert all or a portion of the outstanding principal into shares of common stock at a conversion price equal to $0.90 per share. All other terms of the Promissory Note remain the same.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Loan Agreement

On May 5, 2026 (the “Closing Date”), the Company, and Citius Oncology Sub, Inc., a Delaware corporation (“Citius Sub”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and a Supplement to the Loan and Security Agreement (together with the Loan and Security Agreement, the “Loan Agreement”), with Avenue Venture Opportunities Fund II, L.P., a Delaware limited partnership, as administrative agent and collateral agent (the “Agent”), and Avenue Venture Opportunities Fund II, L.P. and Avenue Growth Lending Fund III, L.P., a Delaware limited partnership, as lenders (collectively, the “Lenders”).

The Loan Agreement makes available to the Company term loans in an aggregate principal amount of up to $25.0 million (collectively, the “Loans”), with (i) $10.0 million to be funded on May 6, 2026 (“Tranche 1”), (ii) up to $7.0 million to be made available to the Company beginning on the later of (A) the date on which certain net revenue and liquidity milestones are achieved and (B) October 1, 2026, and continuing through December 31, 2026 (“Tranche 2”), and (iii) up to $8.0 million to be made available to the Company beginning on the later of (A) the date on which certain additional net revenue milestones are achieved and one or more Tranche 2 Loans have been drawn and (B) January 1, 2027, and continuing through March 31, 2027 (“Tranche 3”).

The Loans bear interest at an annual rate equal to the greater of (x) the sum of 6.00% plus the prime rate as reported in The Wall Street Journal and (y) 12.75%. The Loans are secured by a lien upon and security interest in all of the Company’s and Citius Sub’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loans is November 1, 2029 (the “Maturity Date”).

The Loan Agreement does not contain any minimum cash requirement or other financial covenant. The Company will make interest only payments on the Loans until the 18-month anniversary of the Closing Date, subject to a 6-month extension if one or more Tranche 2 Loans have been drawn. The Loan principal is repayable in equal monthly installments from the end of the interest only period to the Maturity Date.

The Company may, at its option at any time, prepay the Loans in their entirety by paying the then-outstanding principal balance and all accrued and unpaid interest on the Loans, subject to a prepayment fee equal to (i) 3.00% of the principal amount outstanding if the prepayment occurs on or prior to the first anniversary following the Closing Date, (ii) 2.00% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.00% of the principal amount outstanding if the prepayment occurs after the second anniversary following the Closing Date.

The Company will pay a final payment of $1,062,500 on the earlier of (x) the Maturity Date and (y) the date that the Company prepays all of the outstanding principal amount of the Loans in full. On the Closing Date, the Company paid to the Lenders a commitment fee of $250,000.

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in representations or warranties, the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company.

After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lenders’ commitments under the Loan Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

Pursuant to the Loan Agreement, each Lender will have the right, at any time while any Loan is outstanding, to convert up to its pro rata share of $4.0 million of the outstanding principal of the Loans (the “Conversion Option”) into shares of the Company’s common stock at a price per share equal to 120% of the exercise price of the Lender Warrants (as defined below) (the “Conversion Price”), subject to certain terms and conditions, including beneficial ownership limitations.

In addition, the Company has agreed to use its reasonable best efforts to grant to each Lender the right to invest up to its pro rata share of $1.0 million in any issuance of equity securities of the Company after the Closing Date, on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transaction (such right, the “Participation Right”). The Participation Right terminates 30 days after the repayment in full of all of the obligations under the Loan Agreement (other than inchoate indemnity obligations or other obligations that specifically survive termination).

Wainwright acted as exclusive origination, structuring and placement agent to the Company. In connection with the debt facility, the Company agreed to pay Wainwright a cash fee of 6.0% of the principal amount of debt committed to the Company. The Company also agreed to reimburse Wainwright for fees and expenses of legal counsel and $50,000 for expenses.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan and Security Agreement and the Supplement, which are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Lender Warrants

In connection with the Loans, the Company will issue to each Lender warrants to purchase shares of the Company’s common stock (the “Lender Warrants”). The Lender Warrants entitle the Lenders, in the aggregate, to purchase a number of fully paid and nonassessable shares of common stock equal to the sum of $1 million, plus (i) 10% of the portion of the Tranche 2 Loans actually funded by the Lenders, plus (ii) 10% of the portion of the Tranche 3 Loans actually funded by Lenders, divided by the exercise price of $0.90.

The Lender Warrants are exercisable upon the Stockholder Approval and will expire five years after the date of the Stockholder Approval. Exercise of the Lender Warrants is subject to a Beneficial Ownership Limitation. Each Lender may exercise the Lender Warrants by making a cash payment equal to the exercise price multiplied by the quantity of shares or on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Lender Warrants. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

The foregoing description of the Lender Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lender Warrant, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Subordination Agreement

In connection with the Loan Agreement, the Company, the Agent and Parent entered into a Subordination Agreement (the “Subordination Agreement”), pursuant to which all indebtedness and obligations of the Company to the Parent (the “Subordinated Debt”), including (i) amounts designated as “Due to Related Party” in the Company’s Form 10-K for the fiscal quarter ending December 31, 2025 (including, without limitation, any interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations relating thereto) and (ii) amounts owed under the Promissory Note are subordinated in right of payment to all obligations of the Company to the Agent and Lenders under the Loan Agreement (the “Senior Debt”). Under the Subordination Agreement, the Parent may not demand, receive or accept any payment on account of the Subordinated Debt until 91 days after the Senior Debt has been fully paid in cash and all financing agreements between the Agent, the Lenders and the Company have been terminated. The Parent has also agreed not to hold any lien on or security interest in any property of the Company securing the Subordinated Debt or contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the Agent’s security interest in any property of the Company while the Senior Debt remains outstanding.

The foregoing description of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued in connection with (i) the New Warrants, (ii) the Placement Agent Warrants, (iii) the Conversion Option set forth in the Loan Agreement and (iv) the Lender Warrants, each as set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 3.02.

The securities described above will be offered and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the New Warrants, the Placement Agent Warrants, the Loan Agreement, the Lender Warrants and any shares of common stock issuable thereunder have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 8.01 Other Events.

On May 5, 2026, the Company issued a press release to announce the entry into the Warrant Inducement Agreement and entry into the Loan and Security Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of New Warrant.
4.2	Form of Placement Agent Warrant.
4.3	Form of Lender Warrant.
10.1	Form of Warrant Inducement Agreement, dated as of May 5, 2026, by and between Citius Oncology, Inc. and the holder signatory thereto.
10.2	Form of Warrant Amendment Agreement, dated as of May 5, 2026, by and between Citius Oncology, Inc. and the holder signatory thereto.
10.3	Third Amendment to Promissory Note, dated as of May 4, 2026, between the Company and the Parent.
10.4	Loan and Security Agreement, dated as of May 5, 2026, among the Company, Citius Sub, the Agent and the Lenders.
10.5*	Supplement to Loan and Security Agreement, dated as of May 5, 2026, among the Company, Citius Sub, the Agent and the Lenders.
10.6	Subordination Agreement, dated as of May 5, 2026, among the Parent, the Agent and the Company.
99.1	Pricing Press Release, dated as of May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS ONCOLOGY, INC.

Date: May 6, 2026	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer